Exhibit 99
                                                                      ----------


         Direct General Corporation Announces Its Fourth Quarter Results


     NASHVILLE, Tenn.--(BUSINESS WIRE)--Feb. 7, 2006--Direct General Corporation (Nasdaq: DRCT) today announced net income of $6.7 million or $0.33 per share, on a diluted basis for the fourth quarter of 2005. Comparatively, net income for the fourth quarter of 2004 was $8.6 million or $0.38 per diluted share.
     The Company's operating results reflected a 3.2% decline in total revenues, generally related to lower premium volumes and a reduction in ancillary income, which were partially offset by higher investment income. The loss ratio for the quarter was 77.2%, which included hurricane losses of 1.1 points. The overall impact from adjustments to prior period reserves was insignificant in the current quarter. Comparatively, the loss ratio for the fourth quarter of 2004 was 82.0%, which included 9.3 points of adverse reserve development.
     Operating expenses increased primarily as a result of the acquisition, in January 2005, of 82 sales offices in the Texas market and the development of nearly 60 sales offices over the course of the year, generally in the Company's expansion states of Texas, Missouri and Virginia. The Company also incurred an increase in advertising expenditures and a higher level of interest expense, primarily associated with its $40.0 million of junior subordinated debentures issued in the third quarter of 2005 and the higher interest rate environment. These increases resulted in an expense ratio of 16.5% for the quarter as compared to 7.9% in the fourth quarter of 2004. The combined ratio was 93.7% in the fourth quarter of 2005, as compared to 89.9% for the corresponding period in 2004. For the year, the net loss and combined ratios were 75.7% and 88.2%, respectively, as compared to 75.7% and 80.0% in 2004.
     For the three months ended December 31, 2005, gross premiums written decreased 7.6% to $96.3 million, from $104.2 in the corresponding period in 2004. Over this same period, gross revenues, a non-GAAP financial measure that the Company uses as the primary measure of the underlying growth of our revenue streams from period to period, decreased 7.7% to $120.6 million from $130.6 million. Gross revenues is reconciled to total revenues in the Selected Financial Data and Key Ratios Table accompanying this press release. Net premiums written for the fourth quarter of 2005 decreased to $84.8 million as the Company retained 88.1% of its gross premiums written. During the fourth quarter of 2004, the Company elected to increase its retention to 92.9%, which coupled with the higher level of gross premiums written resulted in net premiums written of $96.8 million. Net premiums earned, a function of net premiums written in the current and prior periods, were $96.7 million and $98.9 million in the quarters ended December 31, 2005 and 2004, respectively.
     William Adair, Chairman and CEO stated, "Overall, I am pleased with our accomplishments in 2005. We made an investment in the states of Texas, Missouri and Virginia, and while these expansions have increased our operating costs, we believe that these states will provide us with premium growth in 2006. Despite the 7.6% reduction in gross premiums written for the quarter, I am encouraged by our overall trends. A more detailed analysis of our gross premiums written during the fourth quarter of 2005 as compared to the corresponding months in 2004, revealed a 12.7% decline in October, an 8.2% decline in November, and December premiums that were just shy of levels written in December 2004. In addition, gross premiums written in January 2006 represented an 8.8% increase over January 2005."
     "From a balance sheet standpoint, the $40.0 million raised in our trust preferred securities offering in September has provided us with a source of funds to pursue strategic acquisitions, repurchase shares of our common stock, and further capitalize our insurance subsidiaries, thus reducing our reinsurance costs by eliminating our quota share reinsurance in 2006," added Mr. Adair.

     Conference Call

     The Company will hold a conference call to discuss its fourth quarter 2005 results at 11:00 a.m. (ET), February 8, 2006. The conference call will be broadcast over the Internet. To listen to the call via the Internet, go to Direct's website, www.direct-general.com, click on Investors and follow the instructions at the webcast link. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The archived webcast will be available shortly after the call on the Company's website until the Company's next conference call.

     GENERAL INFORMATION

     Direct General Corporation, headquartered in Nashville, Tennessee, is a financial services holding company whose principal operating subsidiaries provide non-standard personal automobile insurance, term life insurance, premium finance and other consumer products and services through neighborhood sales offices staffed predominantly by its own employee-agents. Direct General's current operations are concentrated primarily in the southeastern part of the United States. Additional information about Direct can be found online at www.direct-general.com.

     Safe Harbor Statement

     This press release contains statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934.
     These statements can be identified from the use of the words "may", "should", "could", "potential", "continue", "plan", "forecast", "estimate", "project", "believe", "intend", "anticipate", "expect", "target", "is likely", "will" or the negative of these terms and similar expressions. Forward-looking statements include, but are not limited to, discussions regarding our operating strategy, growth strategy, acquisition strategy, cost savings initiatives, industry, economic conditions, financial condition, liquidity and capital resources and results of operations. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.
     Forward-looking statements are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed in this press release. These risks and uncertainties include, without limitation, uncertainties related to fluctuations in interest rates and stock indices; claims frequency and severity experience; cyclical changes in the personal automobile insurance market; the effects of competition in the areas in which the Company operates; changes in economic and regulatory conditions; estimates, assumptions and projections generally; inflation and changes in financial markets; the accuracy and adequacy of the Company's pricing methodologies; the outcome of litigation pending against the Company; court decisions and trends in litigation; the ability to obtain timely approval for requested rate changes; weather conditions including severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions; changes in driving patterns and loss trends; and acts of war and terrorist activities.
     In addition, the Company's past results of operations do not necessarily indicate its future results. The Company undertakes no obligation to publicly update or revise any use of the forward-looking statements. For more detailed discussion of some of the foregoing risks and uncertainties, please see the Company's filings with the Securities and Exchange Commission.


                   DIRECT GENERAL CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                               (Unaudited)
                                           Three Months Ended
                                              December 31,
                                    ---------------------------------
                                          2005        2004  % Change
                                      ---------   --------- ---------
                                          (In thousands - except
                                             per share amounts)
Revenues
 Premiums earned                    $   96,733  $   98,884      (2.2)
 Finance income                          9,721      12,032     (19.2)
 Commission and service fee income      10,488      11,281      (7.0)
 Net investment income                   4,088       3,122      30.9
 Net realized gains (losses) on
  securities and other                     138        (189)       NM
-----------------------------------   ---------   --------- ---------
Total revenues                         121,168     125,130      (3.2)
-----------------------------------   ---------   --------- ---------
Expenses
 Insurance losses and loss
  adjustment expenses                   74,663      81,117      (8.0)
 Selling, general and
  administrative costs                  33,355      29,751      12.1
 Interest expense                        2,781       1,336     108.2
-----------------------------------   ---------   --------- ---------
 Total expenses                        110,799     112,204      (1.3)
-----------------------------------   ---------   --------- ---------
 Income before income taxes             10,369      12,926     (19.8)
 Income tax expense                      3,697       4,325     (14.5)
-----------------------------------   ---------   --------- ---------
 Net income                         $    6,672  $    8,601     (22.4)
-----------------------------------   ---------   --------- ---------

Earnings per Share
Net income                          $    6,672  $    8,601
-----------------------------------   ---------   ---------
Denominator:
  Weighted average common shares
   outstanding                        20,341.2    22,360.0
  Dilutive stock options                  45.1       422.9
-----------------------------------   ---------   ---------
  Weighted average common shares
   outstanding for purposes of
   computing diluted earnings per
   common share                       20,386.3    22,782.9
-----------------------------------   ---------   ---------
Basic earnings per common share     $     0.33  $     0.38
-----------------------------------   ---------   ---------
Diluted earnings per common share   $     0.33  $     0.38
-----------------------------------   ---------   ---------
_______________________

NM = Not Meaningful

                                                Year Ended
                                               December 31,
                                     --------------------------------
                                     (Unaudited)
                                         2005         2004  % Change
                                     -----------  --------- ---------
                                          (In thousands - except
                                             per share amounts)
Revenues
 Premiums earned                      $ 404,099  $ 372,506       8.5
 Finance income                          44,401     49,190      (9.7)
 Commission and service fee income       46,777     48,630      (3.8)
 Net investment income                   14,704     10,808      36.0
 Net realized gains (losses) on
  securities and other                       71        (43)       NM
------------------------------------   ---------  --------- ---------
Total revenues                          510,052    481,091       6.0
------------------------------------   ---------  --------- ---------
Expenses
 Insurance losses and loss
  adjustment expenses                   305,755    281,969       8.4
 Selling, general and administrative
  costs                                 133,588    108,532      23.1
 Interest expense                         8,300      5,484      51.3
------------------------------------   ---------  --------- ---------
 Total expenses                         447,643    395,985      13.0
------------------------------------   ---------  --------- ---------
 Income before income taxes              62,409     85,106     (26.7)
 Income tax expense                      23,398     31,121     (24.8)
------------------------------------   ---------  --------- ---------
 Net income                           $  39,011  $  53,985     (27.7)
------------------------------------   ---------  --------- ---------

Earnings per Share
Net income                            $  39,011  $  53,985
------------------------------------   ---------  ---------
Denominator:
  Weighted average common shares
   outstanding                         21,363.8   22,114.9
  Dilutive stock options                   60.1      572.3
------------------------------------   ---------  ---------
  Weighted average common shares
   outstanding for purposes of
   computing diluted earnings per
   common share                        21,423.9   22,687.2
------------------------------------   ---------  ---------
Basic earnings per common share       $    1.83  $    2.44
------------------------------------   ---------  ---------
Diluted earnings per common share     $    1.82  $    2.38
------------------------------------   ---------  ---------
_______________________

NM = Not Meaningful


                   DIRECT GENERAL CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                       (Unaudited)
                                        December   December
                                        31, 2005   31, 2004
                                                             % Change
                                       -------------------------------
                                          (In thousands)
Assets
 Investments:
   Debt securities available-for-sale,
    at fair value                        $388,032  $334,816      15.9
   Short-term investments                   3,688     1,663     121.8
---------------------------------------   --------- --------   -------
       Total investments                  391,720   336,479      16.4
 Cash and cash equivalents                 64,527    70,988      (9.1)
 Finance receivables, net                 214,796   214,180       0.3
 Goodwill, net                             31,621    22,188      42.5
 Reinsurance balances receivable           27,083    35,671     (24.1)
 Prepaid reinsurance premiums              24,440    29,544     (17.3)
 Other assets                              86,825    78,402      10.7
---------------------------------------   --------- --------   -------
       Total assets                      $841,012  $787,452       6.8
---------------------------------------   --------- --------   -------

Liabilities and Shareholders' Equity
 Loss and loss adjustment expense
  reserves                               $131,408  $124,858       5.2
 Unearned premiums                        214,715   223,303      (3.8)
 Reinsurance balances payable and funds
  held                                     32,024    33,996      (5.8)
 Notes payable                            153,009   135,626      12.8
 Debentures payable                        41,238         -        NM
 Other liabilities                         31,086    24,588      26.4
---------------------------------------   --------- --------   -------
       Total liabilities                  603,480   542,371      11.3
---------------------------------------   --------- --------   -------
----------------------------------------------------------------------
 Shareholders' equity
     Common stock (Issued and
      outstanding 20,339.2 and 22,360.0
      at December 31, 2005 and 2004,
      respectively)                        69,700   109,163     (36.2)
     Retained earnings                    171,780   136,178      26.1
     Accumulated other comprehensive
      loss                                 (3,948)     (260)       NM
---------------------------------------   --------- --------   -------
       Total shareholders' equity         237,532   245,081      (3.1)
---------------------------------------   --------- --------   -------
          Total liabilities and
           shareholders' equity          $841,012  $787,452       6.8
---------------------------------------   --------- --------   -------
____________________________

NM = Not Meaningful


                           DIRECT GENERAL CORPORATION
                     SELECTED FINANCIAL DATA AND KEY RATIOS

   The following table presents our gross premiums written in our major markets and provides a reconciliation of gross revenues (a non-GAAP financial measure) to total revenues, a summary of gross, ceded and net premiums written and earned, and key financial ratios for the periods presented ($ in millions):


                    (Unaudited)                  Year Ended
                 Three Months Ended             December 31,
                    December 31,
              -------------------------------------------------------
                                %      (Unaudited)             %
                2005   2004    Change     2005        2004    Change
               ------ ------ ---------------------   ------ ---------
Gross premiums
 written
   Florida    $ 47.1 $ 54.0     (12.8) $    223.6  $ 243.3      (8.1)
   Tennessee    11.0   13.0     (15.4)       58.7     64.5      (9.0)
   Texas         8.2    6.8      20.6        39.1     29.6      32.1
   Georgia       6.7    7.9     (15.2)       29.1     33.7     (13.6)
   Louisiana     6.7    6.6       1.5        26.5     32.8     (19.2)
   Mississippi   6.0    5.2      15.4        25.4     25.3       0.4
   All other
    states      10.6   10.7      (0.9)       50.6     52.7      (4.0)
-------------- ------ ------ ----------  ---------   ------ ---------
Gross premiums
 written      $ 96.3 $104.2      (7.6) $    453.0  $ 481.9      (6.0)
Ancillary
 income         20.2   23.3     (13.3)       91.2     97.8      (6.7)
Net investment
 income          4.1    3.1      32.3        14.7     10.8      36.1
-------------- ------ ------ ----------  ---------   ------ ---------
   Gross
    revenues
     (1)       120.6  130.6      (7.7)      558.9    590.5      (5.4)
Ceded premiums
 written       (11.5)  (7.4)     55.4       (52.4)   (72.5)    (27.7)
Change in net
 unearned
 premiums       11.9    2.1     466.7         3.5    (36.9)   (109.5)
Net realized
 gains
 (losses) on
 securities
 and other       0.1   (0.2)       NM         0.1        -        NM
-------------- ------ ------ ----------  ---------   ------ ---------
   Total
    revenues  $121.1 $125.1      (3.2) $    510.1  $ 481.1       6.0
-------------- ------ ------ ----------  ---------   ------ ---------
Gross premiums
 written      $ 96.3 $104.2      (7.6) $    453.0  $ 481.9      (6.0)
Ceded premiums
 written       (11.5)  (7.4)     55.4       (52.4)   (72.5)    (27.7)
-------------- ------ ------ ----------  ---------   ------ ---------
   Net
    premiums
    written   $ 84.8 $ 96.8     (12.4) $    400.6  $ 409.4      (2.1)
-------------- ------ ------ ----------  ---------   ------ ---------
Gross premiums
 earned       $109.4 $117.0      (6.5) $    461.6  $ 471.8      (2.2)
Ceded premiums
 earned        (12.7) (18.1)    (29.8)      (57.5)   (99.3)    (42.1)
-------------- ------ ------ ----------  ---------   ------ ---------
   Net
    premiums
    earned    $ 96.7 $ 98.9      (2.2) $    404.1  $ 372.5       8.5
-------------- ------ ------ ----------  ---------   ------ ---------
Key Financial
 Ratios
--------------
Loss ratio-
 net (2)        77.2%  82.0%                 75.7%    75.7%
Expense ratio-
 net (3)        16.5%   7.9%                 12.5%     4.3%
-------------- ------ ------             ---------   ------
 Combined
  ratio -
   net (4)      93.7%  89.9%                 88.2%    80.0%
-------------- ------ ------             ---------   ------

   (1) Gross Revenues (a non-GAAP financial measure). Gross revenues is the sum of gross premiums written plus ancillary income (finance income and commission and service fee income) plus net investment income (excluding realized gains and losses). We use gross revenues as the primary measure of the underlying growth of our revenue streams from period to period. Gross revenues are reconciled to total revenues in the table above.

   (2) Loss ratio. Loss ratio is the ratio (expressed as a percentage) of losses and loss adjustment expenses incurred to premiums earned and measures the underwriting profitability of a company's insurance business.

   (3) Expense ratio. Expense ratio is the ratio (expressed as a percentage) of net operating expenses to premiums earned and measures a company's operational efficiency in producing, underwriting and administering its insurance business. For statutory accounting purposes, operating expenses of an insurance company exclude investment expenses, and are reduced by other income. There is no such industry definition for determining an expense ratio for GAAP purposes. As a result, we apply the statutory concept of net operating expenses in calculating our expense ratio on a GAAP basis. We reduce our operating expenses by ancillary income (excluding net investment income and realized gains (losses) on securities) to calculate our net operating expenses.

   (4) Combined ratio. Combined ratio is the sum of the loss ratio and the expense ratio and measures a company's overall underwriting profit. If the combined ratio is at or above 100, an insurance company cannot be profitable without investment income (and may not be profitable if investment income is insufficient). We use the GAAP combined ratio in evaluating our overall underwriting profitability and as a measure for comparison of our profitability relative to the profitability of our competitors.




     CONTACT: Direct General Corporation
              William J. Harter, 901-541-3399
              Fax: 901-366-3875
              bill.harter@directgeneral.com